EXHIBIT 23

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Motors Corporation:

   We consent to the incorporation by reference of our reports dated January 26, 1998 appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1997, as amended, in the following Registration Statements:

           Registration
Form       Statement No.  Description

S-3        33-64229       General Motors Corporation Debt Securities

S-3        333-13797      General Motors Corporation Debt Securities

S-3        33-47343       General Motors Corporation $1-2/3 Par Value Common
                            Stock
           (Post-Effective
           Amendment No. 1)

S-3        33-49035       General Motors Corporation $1-2/3 Par Value Common
                            Stock
           (Amendment No. 1)

S-3        33-56671       General Motors Corporation $1-2/3 Par Value Common
                            Stock
           (Amendment No. 1)

S-3        33-49309       General Motors Corporation Dividend Reinvestment
                            Plan

S-8        333-17975      The General Motors Personal Savings Plan for
                            Hourly-Rate Employees in the United States

S-8        33-54841       General Motors Amended 1987 Stock Incentive Plan

S-8        333-45961      General Motors Savings-Stock Purchase Program for
                            Salaried Employees in the United States

S-8        33-32322       Hughes Aircraft Company Salaried Employees' Thrift
                            and Savings Plan
                          Hughes Aircraft Company Tucson Bargaining
                            Employees' Thrift and Savings Plan
                          Hughes Aircraft Company California Hourly
                            Employees' Thrift and Savings Plan
                          Hughes Thrift and Savings Plan

S-8        33-54835       The GMAC Mortgage Corporation Savings Incentive Plan

S-8        333-24697      Hughes Electronics Corporation Incentive Plan

S-8        333-21029      Saturn Individual Savings Plan for Represented
                            Members

S-8        333-17937      Saturn Personal Choices Savings Plan for
                            Non-Represented Members

S-8        333-44957      General Motors 1998 Stock Option Plan

/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 26, 1998









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